Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Ultimate Novelty Sports Inc. on Form S-1/A of my Report of Independent Registered Public Accounting Firm dated May 3, 2012, on the consolidated balance sheets of Ultimate Novelty Sports Inc. as at March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the year ended March 31, 2012, the period from April 23, 2010 (inception) through March 31, 2011, and for the period from April 23, 2010 (inception) through March 31, 2012.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

Aurora, Colorado

June 1, 2012                                                              /s/Ronald R. Chadwick, P.C.

                                                                                    RONALD R. CHADWICK, P.C.